Exhibit 10.2

TERM NOTE

May 5, 2017

FOR VALUE RECEIVED, SAMSON OIL AND GAS USA, INC., a Colorado corporation (“Borrower”), hereby promises to pay to MUTUAL OF OMAHA BANK or registered assigns (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to Borrower under that certain Credit Agreement, dated as of January 27, 2014 (as the same has been or may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Mutual of Omaha Bank, as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Note”) is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor, non-payment, notice of intent to accelerate and notice of acceleration of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[This space is left intentionally blank. Signature page follows.]

TERM NOTE (Mutual of Omaha Bank) –Page 1

SAMSON OIL AND GAS USA, INC.

By:	/s/ Terry Barr
Terry Barr
President, Treasurer and CEO

TERM NOTE (Mutual of Omaha Bank) – Signature Page